Exhibit 99.1

Ideanomics Signs Mandate with NTS for City of Tianjin Bus Conversion Financing

National Transportation Capacity (NTS) recently signed their first regional agreement with the city of Tianjin in an asset-backed re-financing deal valued over 57Billion RMB (approximately $8.25Billion USD).

NEW YORK, December 26, 2018 /PRNewswire/ -- Ideanomics (NASDAQ: IDEX) ("Ideanomics" or the "Company"), a leading global fintech and asset digitization services company is pleased to announce it has entered into an agreement with the National Transportation Capacity Co Ltd (NTS), as a specific financing mandate under the original framework agreement announced by Ideanomics in August 2018. This additional agreement is for the initial tranche of asset-backed financing and comes as a result of NTS finalizing a deal with the city of Tianjin, China’s fourth-largest city, to re-finance existing asset-backed financing for electric bus conversion, valued at over 57Billion RMB (approximately $8.25Billion USD). This initial mandate from NTS is the first of several anticipated in the coming months under the 260Billion RMB framework agreement between NTS and Ideanomics.

Under the terms of deal, Ideanomics will provide advisory services to NTS, including working with established financial services partners to assist with the underwriting, marketing, and sale of the financing. Ideanomics is finalizing terms with those partner firms and anticipates being able to make partner announcements in the near-term. The Company will derive revenues under the deal based on fees of 1% of financing raised. This amount is net of partner fees but will be subject to certain underwriting and marketing costs.

The market size for the mandatory replacements and upgrades to achieve fully-electric bus operations in China is estimated at 1Trillion RMB (approx. $145B), with the Chinese government requiring the conversion of public transport vehicles to electric power by 2021. NTS is the largest full-service provider for electric bus operators with sales, lease financing, a charging station network, and real-time data services including media, payments, maps, and facial recognition.

The re-financing program Ideanomics has developed is designed to save cities and municipalities 2% or more versus traditional annual interest rates for this type of asset-backed financing. The Company intends to launch a blockchain-based asset registration platform, subject to the city operators’ endorsement and systems support, in conjunction with the re-financing program. This registration platform is intended to deliver the highest-level of transparency for the underlying assets provided as the foundation for underwriting the offering and, as a result, elevate asset registration beyond traditional asset monitoring methods.

Alfred Poor, President & COO, of Ideanomics “We are very grateful to our colleagues in China for their hard work and effort since securing the original agreement with NTS, which has resulted in securing the first mandate under that deal. We are now focused on working with our institutional banking partners in the region to secure the required re-financing for the city of Tianjin’s electric bus conversion project. We anticipate the offering will come to market in Q1 and extend through Q2 and Q3, until the financing mandate is filled. This deal enables us to demonstrate Ideanomics’ core strengths of deal origination and enablement, along with the application of new technologies which we believe will form part of the evolution of the financial services industry”.

About Ideanomics

Ideanomics seeks to become a leading fintech company by combining deal origination and enablement with the application of blockchain and artificial intelligence technologies as part of the next-generation of financial services.

The company is headquartered in New York, NY, and has offices in Hong Kong and Beijing, China. It also has a planned global center for Technology and Innovation in West Hartford, CT, named Fintech Village.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties, and include statements regarding our intention to transition our business model to become a next-generation financial technology company, our business strategy and planned product offerings, our intention to phase out our oil trading and consumer electronics businesses, and potential future financial results. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to continue as a going concern; our ability to raise additional financing to meet our business requirements; the transformation of our business model; fluctuations in our operating results; strain to our personnel management, financial systems and other resources as we grow our business; our ability to attract and retain key employees and senior management; competitive pressure; our international operations; and other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov.. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

IR Contacts

Federico Tovar, CFO at Ideanomics

Tony Sklar, VP of Communications at Ideanomics

Email: ir@ideanomics.com

www.ideanomics.com